AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DIGITAL BIOMETRICS, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   41-1545069
                        (IRS Employer Identification No.)

                                5600 ROWLAND ROAD
                              MINNETONKA, MN 55343
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                           1992 RESTRICTED STOCK PLAN
         COMMON STOCK PURCHASE WARRANT ISSUED TO ANDCOR COMPANIES, INC.
                             (Full title of Plan(s))

                                  JOHN J. METIL
                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                              MINNETONKA, MN 55343
                     (Name and address of agent for service)

                                 (952) 932-0888
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             PHILIP J. TILTON, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                               3300 NORWEST CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                           PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE    PROPOSED MAXIMUM AMOUNT    OFFERING PRICE PER    AMOUNT OF AGGREGATE
         REGISTERED             TO BE REGISTERED (2)           SHARE(1)          OFFERING PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
stock options and common           915,000 shares             $3.50              $3,202,500            $845.46
stock ($0.01 per value per
share)
=========================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Registrant's common stock on NASDAQ on May 26, 2000.

(2) Consists of 800,000 shares issuable under the Registrant's 1998 Stock Option Plan (the "1998 Plan"), 100,000 shares issuable under the Registrant's 1992 Restricted Stock Plan (the "1992 Restricted Stock Plan") and 15,000 shares issuable upon exercise of a common stock purchase warrant (the "Warrant") granted to Andcor Companies, Inc. This Registration Statement will cover any additional shares of common stock which become issuable under the 1998 Plan, the 1992 Restricted Stock Plan or the Warrant by reason of any stock dividend, stock split, recapitalization or any other similar transaction with receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are incorporated herein by reference and made a part hereof:

(1) the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999 filed with the SEC on December 28, 1999.

(2) the Registrant's Schedule 14A, Notice of the 2000 Annual Meeting of Stockholders and Proxy Statement filed with the SEC on January 7, 2000.

(3) the Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 1999 filed with the SEC on February 14, 2000.

(4) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 filed with the SEC on May 11, 2000.

(5) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and all amendments thereto and reports filed for the purpose of updating such description);

(6) the Registrant's Registration Statement on Form S-8 No. 333-59067 filed with the SEC on July 14, 1998; and

(7) the Registrant's Registration Statement on Form S-8 No. 33-63984 filed with the SEC on June 2, 1993.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. The Company's bylaws provide that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Legal Action"), whether such Legal Action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. In addition, the Company's Bylaws provide for indemnification of any person made or threatened to be made a party to any Legal Action by reason of the fact that such person is or was a director, officer, employee or agent of the Company and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Company.

         Section 145 of the Delaware General Corporation Law ("Delaware Law" or "GCL") generally provides that a corporation is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors, officers and controlling persons against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits that may be instituted by or in the right of the Company) in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors of the Company. Section 145 also permits the Company to purchase and maintain insurance on behalf of its directors and officers against, or incurred by, such persons in their capacities as directors or officers of the Company or which may arise out of their status as directors or officers of the Company, whether or not the Company would have the power to indemnify such persons against such liability under the provisions of such Section. To date, the Company has purchased such insurance.

         The Company has entered into an indemnification agreement with each of its directors pursuant to which the Company has agreed to indemnify and hold harmless such individuals to the full extent permitted by law against all costs, charges, and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them.

ITEM 8. EXHIBITS.

         5        Opinion of Maslon Edelman Borman & Brand, LLP;

         10 Common Stock Purchase Warrant dated October 1, 1998 for 15,000 shares of common stock issued in favor of Andcor Companies, Inc.

         23(a)    Consent of KPMG LLP;

         23(b)    Consent of Maslon Edelman Borman & Brand, LLP (contained in
                  Exhibit 5);

         24(a)    Power of Attorney (included on signature page); and

         99(a) Digital Biometrics, Inc. 1998 Stock Option Plan, as amended through February 8, 2000.

         99(b) Digital Biometrics, Inc. 1992 Restricted Stock Plan, as amended through February 8, 2000.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(2)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Security Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, as of May 31, 2000.

                                       DIGITAL BIOMETRICS, INC.



                                       By: /s/ John J. Metil
                                           -------------------------------------
                                           John J. Metil
                                           Chief Financial Officer, Chief
                                           Operating Officer and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Digital Biometrics, Inc. hereby severally constitute James C. Granger and John J. Metil and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Digital Biometrics, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below as of May 31, 2000 by the following persons in the capacities and as of the date indicated.

NAME                                  TITLE


/s/ James C. Granger                  President, Chief Executive Officer and
---------------------------------     Chairman of the Board of Directors
James C. Granger                      (Principal Executive Officer)


/s/ John J. Metil                     Executive Vice President, Chief Operating
---------------------------------     Officer, Chief Financial Officer and
John J. Metil                         Director (Principal Financial Officer)

/s/ C. McKenzie Lewis III             Director
---------------------------------
C. McKenzie Lewis III


/s/ George Latimer                    Director
---------------------------------
George Latimer


/s/ John E. Haugo                     Director
---------------------------------
John E. Haugo


/s/ John E. Lawler                    Director
---------------------------------
John E. Lawler


                                    EXHIBITS

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT
--------------             ----------------------

     5                     Opinion of Maslon Edelman Borman & Brand, LLP.

     10 Common Stock Purchase Warrant dated October 1, 1998 for 15,000 shares of common stock issued in favor of Andcor Companies, Inc.

     23(a)                 Consent of KPMG LLP.

     23(b)                 Consent of Maslon Edelman Borman & Brand, LLP
                           (contained in Exhibit 5)

     24(a)                 Power of Attorney (included on signature page).

     99(a) Digital Biometrics, Inc. 1998 Stock Option Plan, as amended through February 8, 2000.

     99(b) Digital Biometrics, Inc. 1992 Restricted Stock Plan, as amended through February 8, 2000.